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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2001

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Rule 14a-12

                             TREMONT ADVISERS, INC.

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
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         (2)      Aggregate number of securities to which transaction applies:
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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4)      Proposed maximum aggregate value of transaction:
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         (5)      Total fee paid:
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[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
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         (3)      Filing Party:
         (4)      Date Filed:


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THE FOLLOWING IS A PRESS RELEASE ISSUED BY REGISTRANT ON JULY 10, 2001 WITH
RESPECT TO A PROPOSED MERGER.

Press Release 01-04
FOR IMMEDIATE RELEASE
CONTACT: ROBERT SCHULMAN, PRESIDENT AND CO-CEO, TREMONT ADVISERS, INC. 914-925-1140
            BARRY COLVIN, COO, TREMONT ADVISERS, INC.               914-925-1140
            ANNETTE BRONKESH, BRONKESH ASSOCIATES                   973-778-8648

               TREMONT ADVISERS REACHES AGREEMENT TO BE PURCHASED
                               BY OPPENHEIMERFUNDS

MERGER WILL COMBINE LEADER IN HEDGE FUNDS WITH STRONG INTERMEDIARY DISTRIBUTION

Rye, NY, July 9, 2001 - Tremont Advisers, Inc. (Nasdaq SmallCap: TMAV) today announced that it has reached an agreement to be acquired by Oppenheimer Acquisition Corp., the parent of OppenheimerFunds, Inc. The agreement, subject to shareholder and regulatory approval, is for Oppenheimer Acquisition Corp. to purchase all outstanding Tremont shares at $19 per share, subject to certain adjustments. The acquisition is expected to close early in the fourth quarter of 2001.

"The combination of Tremont Advisers' expertise in alternative investments with OppenheimerFunds' strength in distribution and product capabilities clearly marks a turning point in our business," said Sandra Manzke, Chairman and Co-CEO of Tremont Advisers. "Working together we have an unparalleled opportunity to tap the high-net-worth and institutional market and add a significant growth rate to an already rapidly growing business. We are very pleased to join forces with such a high-quality, client-focused organization which shares our vision for the future of alternative investing."

Under the terms of the agreement, Tremont will become an independent, wholly owned subsidiary of Oppenheimer Acquisition Corp, whose principal operating subsidiary, OppenheimerFunds, Inc. is a leader in worldwide traditional asset management with more than $120-billion in assets under management. The Tremont organization will continue to be led by Manzke and President and Co-CEO Robert Schulman.

"We are pleased to be joining forces with a leader in the alternative investment


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business," said John V. Murphy, Chairman and CEO of OppenheimerFunds. "We
believe Tremont's multi-manager, funds-of-funds approach to hedge fund investing will appeal to many of our high-net-worth shareholders. Tremont's unique product offerings in combination with our distribution network will open up the world of alternative investing to a new segment of investors."

Tremont Advisers, a leader in providing advisory services, information and investment products to the global alternative investment industry, has seen a dramatic rise in interest in alternative investments as equity market performance has waned. It notes that investors are seeking to diversify their portfolios with asset classes that are non-correlated to the broad markets. In particular, Tremont cites the rapid growth of the high-net-worth wealth population, estimated at $27 trillion by a recent Cerulli Associates study, as evidence that an excellent opportunity exists to tap this investor segment.

"Our alliance with OppenheimerFunds is an excellent strategic fit that brings together Tremont's capabilities in creating alternative investment products with Oppenheimer's strong financial intermediary relationships and unparalleled distribution talents," said Schulman. "We saw tremendous inflows of assets into hedge funds in the first quarter and believe this trend has accelerated in the current quarter. We will seek to create products and service the high-net-worth and institutional market with a variety of products including funds of funds."

Tremont Advisers' TASS Research unit calculated $6.9 billion in net assets flowing into alternative investments in the first quarter of 2001, marking the largest quarterly inflows since early 1998. Estimates are for this trend of healthy net inflows to continue as investors step up their search for strategies that achieve consistent returns in all market environments. TASS estimates the value of assets in the global alternative investment universe at between $350 billion and $400 billion.

In addition to strong domestic investor interest in alternative investments, Tremont Advisers also has been growing its overseas business. The firm's London-based subsidiary, Tremont (TASS) Europe Limited, is seeing strong interest from both European and Asian investors in alternative investments. "Tremont is committed to aggressively growing this segment of our business over the next several years," said Schulman.

Oppenheimer Acquisition Corp., the parent of OppenheimerFunds, Inc., is a


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subsidiary of Massachusetts Mutual Life Insurance Company, a global, diversified financial services company with $213 billion in assets under management at year-end 2000. Founded in 1959, OppenheimerFunds, Inc. is one of the nation's most respected mutual fund managers. As of June 30, 2001, the company and its subsidiaries managed assets of more than $127 billion, held in more than five million shareholder accounts. OppenheimerFunds is not affiliated with either
CIBC World Markets nor Oppenheimer Capital, the investment management firm affiliated with PIMCO Advisors, LP.

Putnam Lovell Securities acted as adviser to Tremont Advisers, Inc. in this transaction.

Tremont Advisers, Inc. is a diversified holding company which, through its subsidiaries, is primarily engaged in three core businesses: advisory services, information and investment products for the global alternative investment industry. Through its London-based information and research subsidiary, Tremont TASS (Europe) Limited, the firm provides data on the performance of more than 2,500 alternative investment managers and funds and promotes advisory and other products throughout Europe. Tremont advises on more than $8 billion in alternative investments and manages more than $1.5 billion of client assets in its proprietary funds. It has more than $250 million in life insurance policies in force, which are invested in alternative investments on behalf of clients. Tremont's wholly owned subsidiaries, Tremont Partners, Inc. and Tremont Securities, Inc., are registered as an investment adviser under the Investment Advisers Act of 1940, and as a broker-dealer under the Securities Exchange Act of 1934, respectively. Tremont is headquartered in Rye, New York and has offices in Toronto, Bermuda and London.

For more information on Tremont Advisers, Inc., visit www.tremontadvisers.com For more information on OppenheimerFunds, visit www.oppenheimerfunds.com

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         Please note that Tremont Advisers, Inc. (Tremont Advisers) will be filing a proxy statement with the Securities and Exchange Commission (the SEC) as soon as practicable. The proxy statement will be sent to the stockholders of Tremont Advisers seeking their approval of the proposed merger transaction. Stockholders of Tremont Advisers are advised and urged to read the proxy statement when it is filed with the SEC because it will contain important information. Once filed, the proxy


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statement and other information filed by Tremont Advisers may be obtained free of charge on the Internet at the SEC website at the following URL: <www.sec.gov> In addition, documents filed with the SEC by Tremont Advisers will be available free of charge from Tremont Advisers' corporate secretary, obtainable by addressing a request therefor to: Tremont Advisers, Inc., ATTN: Merger Document Request, 555 Theodore Fremd Avenue, Suite 206-C, Rye, New York 10580. Requests may also be made by telephone at (914) 925-1140.

         Tremont Advisers, its board of directors and executive officers, as well as certain other members of management and certain employees may be soliciting proxies from Tremont Advisers stockholders in favor of the merger transaction. Information concerning Tremont Advisers' participants in this solicitation is set forth in the company's annual report on Form 10-KSB for the year ended December 31, 2000, filed with the SEC on March 12, 2001


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